Exhibit 10.5

        Acknowledgment to the Company by MG Studios regarding the assumption of the Company?s debt to MG Studios

TO: Raven Moon Entertainment, Inc.

This is to acknowledge that the debt of $3,200,000 that was owed to MG Studios, Inc. by Raven Moon Entertainment, Inc. has been satisfied in full by the transfer of the debt to Gina D, Inc. effective immediately. MG Studios acknowledges that Gina D, Inc. has hereby assumed the debt of $3,200,000 that was owed to MG Studios, Inc. on behalf of Raven Moon Entertainment, Inc.